EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

                    NAME                           JURISDICTION OF INCORPORATION
-------------------------------------------        -----------------------------
Semitool Europe Ltd.                                        United Kingdom
Semitool Halbleitertechnik Vertriebs GmbH                   Germany
Semitool France SARL                                        France
Semitool Italia SRL                                         Italy
Semitool Japan KK                                           Japan
Semitool, Inc., Korea                                       Korea
Semitool FSC, Inc.                                          Barbados
Semitool (Asia) Pte Ltd.                                    Singapore
Semy Engineering, Inc.                                      Delaware
Rhetech, Inc.                                               Delaware